SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       UNDER SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: August 11, 1997
                       (Date of Earliest Event Reported)

                          COMMAND SECURITY CORPORATION
                          ----------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
                                    --------
                            (State of Incorporation)

                                    0-18684
                                    -------
                            (Commission File Number)

                                   14-1626307
                                   ----------
                       (IRS Employer Identification No.)

                 Lexington Park, Lagrangeville, New York 12540
                 ---------------------------------------------
                    (Address of Principal Executive Offices)

                                 (914) 454-3703
                                 --------------
                        (Registrant's Telephone Number)

Item 1-Item 4     Not Applicable.

Item 5            Not Applicable.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.

                  (a), (b) Not Applicable.

                  (c) Exhibits

                  (i) Press release dated August 11, 1997

Item 8.           Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 1997                       COMMAND SECURITY CORPORATION


                                            By: /s/ William C. Vassell
                                                --------------------------
                                            William C. Vassell
                                            Chairman of the Board of Directors

                                                   COMMAND SECURITY
                                                   CORPORATION
                                                   [LOGO]
                                                         CORPORATE OFFICE
                                                         LEXINGTON PARK
                                                         PO BOX 340
                                                         LAGRANGEVILLE, NY 12540
                                                         TEL. 914-454-3703
                                                         FAX 914 454-0075

                             FOR IMMEDIATE RELEASE

                      COMMAND SECURITY CORPORATION REPORTS

                             FIRST QUARTER RESULTS

Lagrangeville, New York *** August 11, 1997 *** Command Security Corporation (NASDAQ:CMMD) today reported the results for its first fiscal quarter, ended June 30, 1997. Revenues for the quarter decreased slightly to $11,788,480 from $12,000,789 reported for the same period last year. The net loss applicable to common stockholders for the quarter increased to $(511,105) or $(.07) per share from the $(122,174) or $(.02) per share recorded for the same quarter last year.

During the period there was an increase of $295,000 in the provision for self insurance reserves (a non-cash charge). This provision is based upon actuarial computations and the timing of reported claims and is not necessarily indicative of a trend. Without this non-cash charge, gross profit as a percentage of sales would have been 16.3% in both the current quarter as well as in the same quarter last year.

Commenting on the results of the quarter, William C. Vassell, Chairman of the Board said, "We are beginning to regain our momentum following our year of consolidation in fiscal 1997. During the last quarter we began to provide guard service connected with the maintenance of ATM machines. At present we have obtained contracts which are expected to produce in excess of $500,000 in annual revenue. We are aggressively pursuing additional contracts in this area which we feel has substantial growth potential."

During the quarter revenues for employer of record service agreement clients, which are not reflected on Command's financial statements increased to $4,869,219 from the $3,754,033 generated in the same period last year. Revenue, attributable to Command for the services performed for all services agreement clients increased to $427,793 from the $327,772 recorded in the prior period.

Mr. Vassell added, "We are pleased to report this quarter that net cash provided by operating activities increased to $1,283,261 from the $672,363 generated in the same period last year."

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995. When used in this release, the words "expect", "anticipate", "feel", "indicate", and similar expressions are intended to identify forward looking statements. Such statements are subject to certain risks and uncertainties, including fluctuations in interest rates, changes in customer demand, and other factors that cause actual results to differ materially from any forward looking statements.

                CONDENSED STATEMENT OF OPERATIONS OF OPERATIONS

                                                      Three Months Ended

                                                June 30,              June 30,
                                                 1997                  1996
                                                 ----                  ----

Revenue                                      $ 11,788,480          $ 12,000,789
                                             ------------          ------------

Net Loss                                         (476,234)         $    (89,883)

Preferred Stock Dividends                         (34,871)              (32,291)

Net Income Applicable
  to Common Stockholders                     $   (511,105)         $   (122,174)
                                             ------------          ------------

Net Loss Per Share                           $       (.07)         $       (.02)

Command Security Corporation provides security services through Company owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida and Pennsylvania and provides back-office service agreements to independent security companies nationwide.

CONTACT:
--------

William C. Vassell, Chairman of the Board                           914-454-3703
Donald Radcliffe, Radcliffe & Associates, Inc.                      212-605-0174